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                                                                    EXHIBIT 23.7


           FORM OF CONSENT OF McDONALD AND COMPANY SECURITIES, INC.


         We consent to the inclusion in this Registration Statement on Form S-4 and the joint proxy statement/prospectus of FirstFederal Financial Services Corp. and First Shenango Bancorp, Inc. which is a part of this Registration Statement of our opinion and to the summarization of our opinion in the Registration Statement and the joint proxy statement/prospectus under the caption "Opinion of First Shenango's Financial Advisor." Further, we consent to all references to our firm in the Registration Statement and the joint proxy statement/prospectus.


                                            McDONALD & COMPANY SECURITIES, INC.

Cleveland, Ohio
May 4, 1998